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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders of Immersion Corporation



We consent to the incorporation by reference in the Registration Statement of Immersion Corporation on Form S-8 of our reports dated October 20, 1999 (November 3, 1999 as to Note 14) and October 20, 1999, appearing in Registration Statement No. 333-86361 on Form S-1 of Immersion Corporation.


/s/  Deloitte & Touche LLP

San Jose, California
January 17, 2000